Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. ACQUIRES PATIENT CARE SOLUTIONS BUSINESS

FROM MCKESSON CORPORATION

NAMES RODNEY CARSON PRESIDENT OF ADAPTHEALTH PATIENT CARE SOLUTIONS

Plymouth Meeting, PA – January 3, 2020 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth”), the third largest provider of home medical equipment (“HME”) in the United States, announced today that it has closed the previously announced acquisition of the Patient Care Solutions business from McKesson Corporation and named healthcare industry veteran Rodney Carson, as President of the newly-formed AdaptHealth Patient Care Solutions (“AdaptHealth PCS”). The PCS acquisition adds urological and ostomy products to AdaptHealth’s HME product portfolio and increases the company’s footprint in areas such as wound care, breast pumps, incontinence supplies, and diabetic care.

Mr. Carson brings nearly two decades of healthcare operations experience to AdaptHealth PCS. He most recently served as President and CEO of CCS Medical, one of the country’s leading providers of home medical supplies. Prior to CCS, Mr. Carson was President of Operations of MDLIVE, a national provider of telemedicine services, as well as EVP of Operations at NationsHealth, and President of Liberty Medical Supply.

“We believe that AdaptHealth PCS is an important component of AdaptHealth’s continued expansion of its HME supply business and will allow AdaptHealth to further enrich our product portfolio and offer our patients, healthcare professionals and commercial payor partners a truly robust suite of products,” said Luke McGee, CEO of AdaptHealth. “Rodney is an experienced, proven and creative leader who brings to AdaptHealth PCS a record of success in building businesses, enhancing customer experiences, and driving operational efficiencies. He is an ideal choice to help implement our growth strategies and we are excited to welcome him to our team.”

“I am honored to be joining AdaptHealth to lead the Patient Care Solutions business at this important moment in the company’s history,” said Mr. Carson. “I believe the company is well-positioned to successfully execute its role as a full-service provider of home medical equipment and supplies that places the highest priority on its patients and partners.”

About AdaptHealth Corp.

AdaptHealth Corp. (“AdaptHealth”) is the third largest provider of home medical equipment in the United States. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include sleep therapy equipment (CPAP and BiPAP machines and supplies), respiratory equipment (including oxygen, invasive and non-invasive ventilation), mobility equipment, wheelchairs, walkers, and hospital beds. AdaptHealth also provides custom bracing services, hospice focused HME services, wound therapy and nutritional HME services. The company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. As of September 30, 2019, AdaptHealth services over one million patients annually in 49 states through its network of 189 locations. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of AdaptHealth Corp. management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AdaptHealth Corp. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which AdaptHealth Corp. may become a party or governmental investigations to which AdaptHealth Corp. may become subject that could interrupt or limit AdaptHealth Corp.’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in AdaptHealth Corp.’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in AdaptHealth Corp.’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that AdaptHealth Corp. presently knows or that AdaptHealth Corp. currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AdaptHealth Corp.’s expectations, plans or forecasts of future events and views as of the date of this press release. AdaptHealth anticipates that subsequent events and developments will cause AdaptHealth Corp.’s assessments to change. However, while AdaptHealth Corp. may elect to update these forward-looking statements at some point in the future, AdaptHealth Corp. specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AdaptHealth Corp.’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

AdaptHealth Corp.	The Equity Group Inc.
Brittany Lett	Devin Sullivan
Vice President, Marketing	Senior Vice President
(909) 915-4983	(212) 836-9608
blett@adapthealth.com	dsullivan@equityny.com

Kalle Ahl, CFA
Vice President
(212) 836-9614
kahl@equityny.com